UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 2, 2009

Date of report (Date of earliest event reported)

Integrated Device Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12695	94-2669985
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6024 Silver Creek Valley Road, San Jose, California 95138

(Address of principal executive offices) (Zip Code)

(408) 284-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 2, 2009, Integrated Device Technology, Inc. (the “Company”) supplemented its disclosure in its proxy statement filed with the U.S. Securities and Exchange Commission on August 7, 2009 (the “Proxy Statement”), relating to the Annual Meeting of Stockholders of the Company to be held September 17, 2009, at 9:30 a.m. local time, at the Company’s principal place of business located at 6024 Silver Creek Valley Road, San Jose, California. The Company provided additional data relating to the Company’s stock option exchange program proposal. Specifically, as of June 26, 2009, the maximum number of shares eligible for the stock option exchange was approximately 16,210,166. The weighted average price of such eligible options was $12.64 and the weighted average term was 3.72 years. As of June 26, 2009, if all eligible options are exchanged, (i) the maximum number of shares subject to replacement options that may be awarded is approximately 5,403,388; (ii) options to purchase approximately 16,210,166 shares would be surrendered and cancelled, while replacement options covering approximately 5,403,388 shares will be granted, resulting in a net reduction in the equity award overhang of approximately 10,806,778 shares, of which 6,938,084 are from the Company’s equity plans that are no longer in existence and these shares will be retired; therefore, the maximum number of shares that will be returned to the Company’s 2004 Equity Plan and available for future grant is approximately 3,868,694; (iii) the maximum number of shares that will be available for grant under all Company equity award plans on a post-exchange basis is approximately 12,406,825 and (iv) the number of shares subject to stock options and full-value awards that will be outstanding on a post-exchange basis is approximately 20,344,303, comprised of 18,545,470 shares subject to stock options (with a weighted average price of $9.17 and weighted average term of 3.98 years) and 1,798,833 shares for full value awards.

In addition, the Company clarified that the Company’s change of control agreements with the Company’s named executive officers do not provide excise tax “gross up” payments in the event that any payments made in connection with a change of control would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended. For the avoidance of doubt, the information and data in the table named “Estimated Current Value of Termination Benefits If Named Executive Officer was Terminated on March 29, 2009” under the “Severance Benefits” section of the Proxy Statement remain unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 2, 2009

INTEGRATED DEVICE TECHNOLOGY, INC.

By:	/s/ Richard D. Crowley, Jr.
Richard D. Crowley, Jr.
Vice President and Chief Financial Officer
(duly authorized officer)